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SCHLOTZSKY'S, INC. AND SUBSIDIARIES
COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

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                                                             Three Months Ended
                                                     March 31, 1998      March 31, 1997
                                                     --------------      --------------
Computation of income (loss) per common
 share-basic:
   Net income (loss)                                  $ 1,342,113          $  888,575
   Redeemable preferred stock dividends                         0                   0
                                                      -----------          ----------
      Income (loss) available to common
       shareholders                                   $ 1,342,113          $  888,575
                                                      -----------          ----------
                                                      -----------          ----------
Weighted average number of shares
 outstanding                                            7,349,309           5,540,691
                                                      -----------          ----------
                                                      -----------          ----------
Income (loss) per common share:
   Income (loss) before extraordinary item                  $0.18               $0.16
   Extraordinary item                                        0.00                0.00
                                                      -----------          ----------
                                                            $0.18               $0.16
                                                      -----------          ----------
                                                      -----------          ----------
Computation of income (loss) per common
 share-diluted:
   Net income (loss)                                  $ 1,342,113          $  888,575
   Redeemable preferred stock dividends                         0                   0
   Interest Add-back                                            0                   0
                                                      -----------          ----------
      Income (loss) available to common
       shareholders                                   $ 1,342,113          $  888,575
                                                      -----------          ----------
                                                      -----------          ----------

Weighted average number of shares
 outstanding                                            7,349,309           5,540,691
Common shares issuable under stock option
 plan                                                     742,340             591,272
Common stock warrants outstanding                               0              23,438
Convertible securities                                          0                   0
Less shares assumed repurchased                          (474,703)           (487,761)
                                                      -----------          ----------
                                                        7,616,946           5,667,640
                                                      -----------          ----------
                                                      -----------          ----------

Income (loss) per common share:
   Income (loss) before extraordinary item                  $0.18               $0.16
   Extraordinary item                                        0.00                0.00
                                                      -----------          ----------
                                                            $0.18               $0.16
                                                      -----------          ----------
                                                      -----------          ----------
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